Exhibit 10.66

FIRST AMENDMENT TO TRUST AGREEMENT BETWEEN FIDELITY MANAGEMENT TRUST COMPANY AND TRUIST FINANCIAL CORPORATION

THIS FIRST AMENDMENT, dated July 15, 2020, by and between Fidelity Management Trust Company (the “Trustee”) and Truist Financial Corporation (the “Sponsor”);

WITNESSETH:

WHEREAS, the Trustee and the Sponsor heretofore entered into a Qualified Trust Agreement (“Trust Agreement”) dated July 15, 2020, with regard to the Truist Financial Corporation 401(k) Savings Plan (the “Plan”); and

WHEREAS, the Trustee and the Sponsor now desire to amend said Trust Agreement as provided for in Section 14 of the Master Services Agreement dated May 1, 2020;

NOW THEREFORE, in consideration of the above premises, the Trustee and the Sponsor hereby amend the Trust Agreement by:

1. Removing the last sentence of the second paragraph of the “Voting” subsection within I. Sponsor Stock of “Schedule A to the Qualified Trust Agreement”, which currently states:

Fidelity shall not vote shares of Sponsor Stock that reflect a Participant's interest in the Stock Fund for which Fidelity has received no direction from the Participant.

and replacing with:

Client and Administrator direct Fidelity to vote shares of Sponsor Stock that reflect a Participant’s interest in the Stock Fund for which Fidelity has received no directions from the Participant in the same proportion on each issue as it votes those shares that reflect all Participants’ interests in the Stock Fund (in the aggregate) for which it received voting instructions from Participants.

IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Amendment to be executed by their duly authorized officers effective as of the day and year first above written. By signing below, the undersigned represent that they are authorized to execute this document on behalf of the respective parties. Notwithstanding any contradictory provision of the agreement that this document amends, each party may rely without duty of inquiry on the foregoing representation. This Amendment may contain service and/or compensation information intended by Trustee to satisfy the requirements of Department of Labor regulation Section 2550.408b-2(c)(1) and which require review by the responsible plan fiduciary.

TRUIST FINANCIAL CORPORATION	FIDELITY MANAGEMENT TRUST COMPANY
By: Ellen Fitzsimmons 9/11/2020	By: /s/ Jennifer Bennet 9/18/2020 | 1:28 PM EDT
Authorized signatory Date:	FMTC Authorized Signatory Date